UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2016
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On June 24, 2016, Sun BioPharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”) and closed the transaction governed thereby. Pursuant to the Purchase Agreement, the Company sold units (the “Units”) with each Unit consisting of a share of common stock and a warrant to purchase one-half of a share of common stock. A total of 1,491,000 Units were purchased by the Purchasers consisting of an aggregate of 1,491,000 shares of the Company’s common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 745,500 shares of the Company’s common stock (the “Warrant Shares”). The purchase price for each Unit was $1.00 and the Warrants will be exercisable for a period of five years from the date of issuance at an exercise price of $1.50 per share. The Company received aggregate gross proceeds of $1,491,000 in this closing under this private placement transaction (the “Private Placement”), including approximately $200,000 invested by management of the Company.

To date, the Company has received a total of $1,951,000 in gross proceeds in connection with the sale of 1,951,000 Units in the June 10, 2016 and June 24, 2016 closings.

On June 28, 2016, the Company issued a press release detailing the gross proceeds raised from the Closings to date. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this current report on Form 8-K as if fully set forth herein.

Pursuant to the Purchase Agreement, the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days after the closing of the Private Placement for purposes of registering the resale of the Shares and the Warrant Shares. The Company will also agree, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and legal fees) incident to the Company’s obligations under the Purchase Agreement.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act.

The securities sold and issued in the Private Placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements.

The foregoing description of the Purchase Agreement and the Warrants is qualified in its entirety by reference to the form of Purchase Agreement and the Form of Warrant which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02      Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01       Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1

Form of Securities Purchase Agreement, dated June 10, 2016, by and among the Company and the purchasers listed on Schedule I thereto. (incorporated by reference to Exhibit 10.1 to current report on Form 8-K, filed June 14, 2016)

10.2	Form of Warrant to Purchase Shares of Stock (incorporated by reference to Exhibit 10.2 to current report on Form 8-K, filed June 14, 2016)

99.1	Press release, dated June 28, 2016, announcing the gross proceeds from a financing completed by the Company during June 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

June 28, 2016	By:	/s/ Scott Kellen
Scott Kellen Chief Financial Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Form of Securities Purchase Agreement, dated June 10, 2016, by and among the Company and the purchasers listed on Schedule I thereto	Incorporated by Reference

10.2	Form of Warrant to Purchase Shares of Stock	Incorporated by Reference

99.1	Press release, dated June 28, 2016, announcing the gross proceeds from a financing completed by the Company during June 2016.	Filed Electronically

3